As filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALAMOSA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2890997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5225 S. Loop 289, Lubbock, TX	79424
(Address of Principal Executive Offices)	(Zip Code)

ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED
1999 LONG TERM INCENTIVE PLAN

ALAMOSA HOLDINGS, INC. AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David E. Sharbutt
Chief Executive Officer
Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, TX 79424

(Name and address of agent for service)

(806) 722-1100

(Telephone number, including area code, of agent for service)

Copy to:

Fred B. White, III, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, par value $0.01 per share (4)	800,000 shares (1)	$12.88	$10,304,000.00	$1,212.78
Common stock, par value $0.01 per share (4)	200,000 shares (2)	$12.88	$ 2,576,000.00	$ 303.20
Total	1,000,000 shares		$12,880,000.00	$1,515.98

(1)	800,000 additional shares of common stock of Alamosa Holdings, Inc. (the "Company") are being registered pursuant to the Company's Amended and Restated 1999 Long Term Incentive Plan (the "LTIP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the LTIP to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2)	200,000 additional shares of common stock of the Company are being registered pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the ESPP to prevent dilution, pursuant to Rule 416(a) under the Securities Act.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock on January 31, 2005, as reported on the NASDAQ National Market.

(4)	Includes associated rights to purchase Series A Preferred Stock, par value $.01 per share, of the Company.

EXPLANATORY NOTE

This registration statement is being filed solely to register the issuance of (i) up to 800,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Alamosa Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Amended and Restated 1999 Long-Term Incentive Plan (the "LTIP"), and (ii) up to 200,000 additional shares of Common Stock pursuant to the Company's Employee Stock Purchase Plan (the "ESPP" and, together with the LTIP, the "Plans"). The Company previously filed a registration statement on Form S-8 (File No. 333-56430) on March 2, 2001, covering 13,600,000 shares of its Common Stock initially authorized for issuance under the Plans. Pursuant to Article 5 of the LTIP, as of December 31, 2004, the number of shares that may be delivered pursuant to awards granted under the LTIP was increased by 800,000. Pursuant to Article 11 of the ESPP, as of January 1, 2005, the number of shares that may be delivered pursuant to awards granted under the ESPP was increased by 200,000. Pursuant to general instruction E to Form S-8, the contents of the earlier registration statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

(a)	Annual Report on Form 10-K for the year ended December 31, 2003;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

(d)	Quarterly Report on Form 10Q for the quarter ended September 30, 2004;

(e)	Current Report on Form 8-K, dated January 5, 2004;

(f)	Current Report on Form 8-K, dated January 5, 2004;

(g)	Current Report on Form 8-K, dated January 16, 2004;

(h)	Current Report on Form 8-K, dated November 22, 2004;

(i)	Current Report on Form 8-K, dated December 8, 2004;

(j)	Current Report on Form 8-K, dated December 9, 2004;

(k)	Current Report on Form 8-K, dated December 30, 2004;

(l)	Current Report on Form 8-K, dated January 6, 2005;

(m)	Current Report on Form 8-K, dated January 28, 2005;

(n)	The description of the Common Stock contained in the Registrant's prospectus filed pursuant to Rule 424(b)(1) on November 7, 2001 (the "Prospectus"), which description is incorporated by reference in Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed with the Commission for purposes of updating such description; and

(o)	The description of the Preferred Share Purchase Rights contained in the Prospectus, which description is incorporated by reference in Registrant's Registration Statement on Form 8-A, filed with the Commission on November 27, 2001, pursuant to the Exchange Act, including any amendments or reports filed with the Commission for purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit Number	Description
4.1	Amended and Restated Alamosa Holdings, Inc. Employee Stock Purchase Plan, filed as Exhibit 10.61 to the Quarterly Report on Form 10-Q for the period ended June 30, 2002, which exhibit is incorporated herein by reference
4.2	Amendment to the Amended and Restated Alamosa Holdings, Inc. Employee Stock Purchase Plan, filed as Exhibit 10.8 to the Quarterly Report on Form 10-Q for the period ended September 30, 2003, which exhibit is incorporated herein by reference
4.3	Amended and Restated 1999 Long Term Incentive Plan, filed as Exhibit 4.2 to the Registration Statement on Form S-8 (No. 333-102460) filed on January 10, 2003, which exhibit is incorporated herein by reference
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on February 2, 2005.

ALAMOSA HOLDINGS, INC.

By:	/s/ David E. Sharbutt
Name: David E. Sharbutt Title: Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints David E. Sharbutt as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 2, 2005.

Signature	Title

/s/ David E. Sharbutt	Director, Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

David E. Sharbutt

/s/ Kendall W. Cowan	Director, Chief Financial Officer (Principal Financial Officer and Accounting Officer)

Kendall W. Cowan

Director

Ray M. Clapp, Jr.

Director

Scotty Hart

Director

John F. Otto, Jr.

/s/ Schuyler B. Marshall	Director

Schuyler B. Marshall

/s/ Allen T. McInnes	Director

Allen T. McInnes

/s/ Thomas F. Riley, Jr.	Director

Thomas F. Riley, Jr.

/s/ Michael V. Roberts	Director

Michael V. Roberts

/s/ Steven C. Roberts	Director

Steven C. Roberts

/s/ Jimmy R. White	Director

Jimmy R. White